UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2006

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (801) 584-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 27, 2006, Huntsman Petrochemicals (UK) Holdings, as seller, and Huntsman International LLC, as guarantor, entered into a Sale and Purchase Agreement with SABIC (UK) Petrochemicals Holdings Limited, as purchaser, and SABIC Europe B.V., as guarantor, pursuant to which the purchaser agreed to purchase from the seller all of the outstanding equity interests of Huntsman Petrochemicals (UK) Limited for an aggregate purchase price of $700 million in cash plus the assumption by the purchaser of approximately $126 million in unfunded pension liabilities. The final purchase price is subject to adjustments relating to working capital, investment in Huntsman’s LDPE plant currently under construction in Wilton and unfunded pension liabilities. Each of Huntsman Petrochemicals (UK) Limited, Huntsman Petrochemicals (UK) Holdings and Huntsman International LLC is a wholly-owned subsidiary of Huntsman Corporation. As a result of this transaction, SABIC will acquire Huntsman’s European base chemicals and polymers business. The transaction will not include Huntsman’s Teesside-based Pigments division or the Wilton-based aniline and nitrobenzene operations of its Polyurethanes division. The transaction is conditioned upon, among other things, receipt of necessary approvals under applicable antitrust laws and other relevant regulatory authorities and other customary closing conditions. The transaction is expected to close by the end of 2006. Huntsman intends to use the net proceeds from the transaction to redeem in full the remaining $250 million outstanding principal amount of its 9.875% senior notes due 2009 and to repay a portion of its secured bank debt.

Beginning in the third quarter of 2006, the assets and liabilities of our European base chemicals and polymers business will be reflected as held for sale and its results of operations will be reflected as discontinued operations in our financial statements.

The foregoing description of the Sale and Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale and Purchase Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 2.05.   Costs Associated with Exit or Disposal Activities.

In connection with the transaction described under Item 1.01 above, and in addition to the costs described under Item 2.06 below, Huntsman Corporation and Huntsman International expect to record charges of approximately $3 million for compensation expenses, approximately $2 million of which will be cash charges and the remainder of which will be non-cash charges, and a non-cash charge of approximately $20 million for pension curtailment.

Item 2.06.   Material Impairments.

Huntsman Corporation

In connection with the transaction described under Item 1.01 above, and in addition to the costs described under Item 2.05 above, Huntsman Corporation expects to record an impairment charge in the third quarter of 2006 relating to its European base chemicals and polymers business. The estimated range of amounts of the impairment charge is between $205 and $240 million, approximately $18 million of which will be cash charges and the remainder of which will be non-cash charges.

Huntsman International

In connection with the transaction described under Item 1.01 above, and in addition to the costs described under Item 2.05 above, Huntsman International expects to record an impairment charge in the third quarter of 2006 relating to its European base chemicals and polymers business. The estimated range of amounts of the impairment charge is between $175 and $210 million, approximately $18 million of which will be cash charges and the remainder of which will be non-cash charges.

Item 8.01.   Other Events.

On September 28, 2006, Huntsman Corporation issued a press release announcing the execution of the Sale and Purchase Agreement, a copy of which press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 2.1	Sale and Purchase Agreement dated September 27, 2006 between Huntsman Petrochemicals (UK) Holdings, Huntsman International LLC, SABIC UK Petrochemicals Holdings Limited and SABIC Europe B.V.*

Exhibit 99.1	Press Release dated September 28, 2006

*Schedules to the Sale and Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Huntsman will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Forward-looking Statements

Certain information in this report contains “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical are forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from these forward-looking statements. These forward-looking statements should be considered in light of the risks described in “Part I. Item 1A. Risk Factors” in our Annual Reports on Form 10-K for the year ended December 31, 2005 and in “Part II. Item 1A. Risk Factors” in our subsequent Quarterly Reports on Form 10-Q. In addition, these forward-looking statements are subject to uncertainties relating to the closing adjustments described above and to certain U.K. tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

By:	/s/ John R. Heskett
John R. Heskett
Vice President, Corporate Development and Investor Relations

Dated:  September 27, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Sale and Purchase Agreement dated September 27, 2006 between Huntsman Petrochemicals (UK) Holdings, Huntsman International LLC, SABIC UK Petrochemicals Holdings Limited and SABIC Europe B.V.*

99.1	Press Release dated September 28, 2006

*Schedules to the Sale and Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Huntsman will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.